UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

ESS Technology, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRESENTATION TO EMPLOYEES OF ESS TECHNOLOGY, INC.
RE: STRATEGIC TRANSACTION
February 22, 2008
Robert L. Blair, President and CEO of ESS Technology, Inc.
What’s happened:
•	The Board has approved and the Company has entered into an agreement to be acquired by Imperium Partners Group, LLC and its affiliates for $1.64 per share in cash.

•	Imperium is an experienced institutional asset management firm that makes investments in public and private growth companies with a focus on the technology and biotech sectors. Imperium is an excellent long term partner for our company that believes in our potential and plans to help ESS pursue its objectives.

•	We plan to move forward to continue to execute on our company’s business objectives of developing and marketing high performance digital and analog products to serve the expanding consumer market.
What it means:
•	We expect minimal disruptions as we all continue to execute on the Company’s business plan.

•	ESS will no longer be a publicly traded company; ESS will be a private company that will be owned by Imperium and its affiliates.

•	Stock options issued under an ESS stock option plan that have an exercise price less than $1.64, whether vested or unvested, exercisable or unexercisable, will be converted into the right to receive an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of ESS stock subject to such options and (y) the excess, if any, of $1.64 over the exercise price per share of ESS stock under the applicable option. Upon completion of the merger, all other ESS options, those with an exercise price of $1.64 or above, will be cancelled and extinguished without any payment.

•	Going forward after the closing of the acquisition, the Company hopes to implement a new employee participation plan so that employees may benefit from any future success of the Company. The terms and conditions of such a plan, if any plan is implemented, have yet to be determined and the plan and its terms and conditions would be subject to Imperium’s prior approval.
Timing:
•	The acquisition is anticipated to close in mid-2008, subject to certain customary closing conditions, the most important of which is shareholder approval.

•	We will solicit shareholder approval pursuant to a registration statement, including a proxy statement and prospectus, which we expect to file with the SEC in the near future.

•	The registration statement, including the proxy statement and prospectus, will be subject to SEC review and commentary, and the shareholder meeting date will be determined once the registration statement has gone effective.

•	Please rest assured that ESS intends to continue in its current businesses and expects employees will continue in their current roles.
Communications Policy:
•	Please direct all inquiries from the press or others to me or to John Marsh.

Trading Window:
•	The Company’s trading window is still closed until we announce our earnings results for the prior quarter, which we expect to do next week.
Thank You:
•	Thanks for all of your hard work and efforts and let’s go forward now and build a company we can all be proud of.
Question and Answer:
•	Question #1: What happens if the shareholders don’t approve the sale?

Answer: ESS would remain a public company and part of the proxy would include a slate of directors for shareholders to vote on.

•	Question #2: How would shares in the ESPP be handled?

Answer: Existing ESPP shares, like all other shares, would be purchased at $1.64, and I believe that the current ESPP period would be closed out, and whatever shares that would have been purchased by employees at some price below $1.64 would be converted into shares of ESS common stock and then purchased by Imperium at $1.64, the same as all other shares.
[End of Meeting]
Cautionary Statement Regarding Forward-Looking Statements
This document contains certain forward-looking statements about ESS including statements that involve risks and uncertainties concerning Parent’s proposed acquisition of ESS. Actual events or results may differ materially from those described, expressed or implied in this press release due to a number of risks and uncertainties, many of which are beyond the control of ESS. The potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed, general economic conditions, industry specific conditions and the possibility that ESS may be adversely affected by other economic, business, and/or competitive factors. In addition, please refer to the documents that ESS files with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. These filings identify and address other important factors that could cause ESS’s financial and operational results to differ materially from those contained in the forward-looking statements set forth in this document. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of ESS. ESS is under no duty to update any of the forward-looking statements after the date of this document to conform to actual results.
Additional Information about the Reincorporation Merger and the Merger and Where to Find it
In connection with the proposed Reincorporation Merger and Merger, ESS and Delaware Merger Sub will file a registration statement on Form S-4, including a proxy statement/prospectus, and other relevant materials in connection with the proposed acquisition of ESS by Parent with the Securities and Exchange Commission (the “SEC”). The materials to be filed by ESS with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. ESS security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement/prospectus (when it becomes available) by directing a request by mail or telephone to Investor Relations, ESS Technology, 48401 Fremont Blvd, Fremont, California 94538, telephone 1-510-492-1088 or from the Company’s website, www.esstech.com.
Investors and security holders of ESS are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed Reincorporation Merger and Merger because they will contain important information about the Reincorporation Merger and the Merger, the parties to the Merger Agreement and the common stock of Delaware Merger Subsidiary to be issued in the Reincorporation Merger.
Imperium, ESS and their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of ESS shareholders and ESS Delaware stockholders in connection with the proposed Reincorporation Merger and the proposed Merger. Information concerning the interests of ESS directors and executive officers who may be deemed to be participants in the solicitation, which may, in some cases, be different than those of ESS shareholders and ESS Delaware stockholders generally, is set forth in the materials filed with the SEC on Form 10-K and will be set forth in the proxy statement/prospectus relating to the merger when it becomes available.